Exhibit 99.1

                      OPHTHALMIC IMAGING SYSTEMS ANNOUNCES

               RECORD FOURTH QUARTER AND YEAR-END RESULTS FOR 2005

                                      - - -

  Company Reports 35% Increase in Operating Income and 21% Increase in Revenues
                                  for the Year

                                      - - -

                 5th Consecutive Year of Increased Profitability


      SACRAMENTO,  CALIF.,  MARCH 7, 2006 - Ophthalmic  Imaging  Systems (OTCBB:
      OISI) (OIS) today reported financial results for the fourth quarter and fiscal year ended December 31, 2005.


      OIS reported net revenue for the year ended December 31, 2005 increased 21% to $13,651,000 from $11,294,000 in 2004. Operating income for the year climbed approximately 35% to $1,890,000, compared to $1,399,000 in the prior year.


      Net income for 2005 was $1,755,000, or $0.11 earnings per diluted share, compared to $1,705,000, or $0.11 earnings per diluted share, in 2004. Net income in 2005, excluding a tax benefit of $53,000, was $1,702,000, an increase of 48% compared to net income in 2004 of $1,147,000, excluding a tax benefit of $558,000.


      The Company reported net revenue of $4,142,000 for the fourth quarter of 2005 compared with net revenues of $3,523,000 for the fourth quarter of 2004, an increase of 18%. Operating income for the fourth quarter of 2005 climbed 20% to $510,000, compared to $424,000 in the prior year.


      Net income for the fourth quarter was $499,000, or $0.03 earnings per diluted share, compared to $893,000, or $0.06 earnings per diluted share, during the same period last year. Net income for the quarter excluding a tax benefit of $79,000, increased approximately 25% to $421,000, compared to fourth quarter 2004 net income of $335,000 excluding a tax benefit of $558,000.


      Gil Allon, Chief Executive Officer of the Company, commented, "Our strong performance in 2005 led to a record year in revenue and operating income. We continue to experience strong sales from our line of digital imaging equipment products. In October 2005, we announced four new products, the OIS WinStation 11KTM, OIS WinStation XPTM Version 10.3 Software, OIS WinStation ManagerTM, and OIS Ophthalmology OfficeTM Retinal Templates. In addition we recently announced an important contract with leading health care provider Henry Ford Health System to upgrade the ophthalmology departments in 15 of their locations to fully integrated digital systems.


                       * * * * C O N T I N U E D* * * * *

      In 2005, we completed our first full year of sales for the Ophthalmology Office, an advanced informatics line of products introduced to the ophthalmology market in mid 2004. We continue to build sales momentum and believe our marketing strategy for Ophthalmology Office remains on track with a strong foundation for future sales. Our plan is to leverage our existing digital imaging equipment customers to drive strong growth for Ophthalmology Office in fiscal 2006."


      Ariel Shenhar, Chief Financial Officer of OIS, stated, "Through our solid market performance we continue to strengthen our cash position, which increased 98% to $3.9 million as of December 31, 2005, from $2 million the same period last year. As of December 31, 2005, working capital was $4.7 million, compared to $1.7 million a year ago. Total shareholder equity as of December 31, 2005 was $4.6 million compared to $2.4 million as of December 31, 2004, an increase of 93%."



      ABOUT OPHTHALMIC IMAGING SYSTEMS

      Ophthalmic Imaging Systems (www.oisi.com), a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-market and support their products through an extensive network of dealers, distributors, and direct representatives.


      Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.


                                 (TABLES FOLLOW)

                           OPHTHALMIC IMAGING SYSTEMS


                             SELECTED FINANCIAL DATA


                               STATEMENT OF INCOME

                                                                     UNAUDITED                              AUDITED
                                                               THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                          DECEMBER 31,
                                                         -------------------------------       -------------------------------
                                                            2005               2004                  2005                2004
                                                         ------------       ------------       ------------       ------------
Sales - Total                                              $4,142,171         $3,523,202        $13,650,507        $11,293,592
Cost of sales - Total                                      $1,731,101         $1,496,663         $5,766,883         $4,793,518

                                                         ------------       ------------       ------------       ------------
Gross Profit                                               $2,411,070         $2,026,539         $7,883,624         $6,500,074

Operating Expenses:
   Sales & Marketing                                       $1,180,684           $925,861         $3,439,046         $2,907,844
   General & Administrative                                  $444,036           $409,048         $1,442,959         $1,205,765
   Research & Development                                    $276,710           $267,736         $1,112,023           $987,769
                                                         ------------       ------------       ------------       ------------
   Total Operating Expenses                                $1,901,430         $1,602,645         $5,994,028         $5,101,378

Operating Income                                             $509,640           $423,894         $1,889,596         $1,398,696
   Interest & Other Expense, Net                             ($88,877)          ($88,511)         ($187,342)         ($252,100)
                                                         ------------       ------------       ------------       ------------
Income before Taxes                                          $420,763           $335,383         $1,702,254         $1,146,596
   Income Tax Benefit (expense)                               $78,000           $558,000            $53,000           $558,000
                                                         ------------       ------------       ------------       ------------
Net Income                                                   $498,763           $893,383         $1,755,254         $1,704,596
                                                         ============       ============       ============       ============

   Basic Earnings per share                                     $0.03              $0.06              $0.12              $0.12

   Shares used in the calculation of basic earnings        15,446,211         15,033,585         15,205,689         14,771,112
   per share

   Diluted Earnings per share                                   $0.03              $0.06              $0.11              $0.11

   Shares used in the calculation of diluted               17,234,532         15,940,595         16,530,277         15,772,214
   earnings per share

                           OPHTHALMIC IMAGING SYSTEMS
                             CONDENSED BALANCE SHEET


                                           As of Dec 31,     As of Dec 31,
                                               2005              2004
                                              Actual            Actual
                                           -----------       -----------
ASSETS:

  Cash and investments                       3,940,706         1,990,310
  Accounts receivable, net                   2,841,203         1,855,009
  Receivable-Related Party                     690,756
  Inventories, net                             380,676           515,391
  Deferred Tax Asset                         1,124,000         1,029,000
  Other current assets                         300,077           189,393

                                           -----------       -----------
TOTAL CURRENT ASSETS                         9,277,418         5,579,103

  Furniture & Equipment                        107,787           150,487
  Receivable-Related Party                                     1,055,512
  Other assets                                 205,355           287,929

                                           -----------       -----------
TOTAL ASSETS                                 9,590,560         7,073,031
                                           ===========       ===========

CURRENT LIABILITIES:
  Accounts payable                             512,914           472,167
  Note Payable Short Term                      508,109           776,338
  Accrued liabilities                        3,596,102         2,588,907

                                           -----------       -----------
TOTAL CURRENT LIABILITIES                    4,617,125         3,837,412
                                           -----------       -----------

LONG TERM DEBT:
  Notes Payable, less current portion          349,237           838,362

                                           -----------       -----------
TOTAL LIABILITIES                            4,966,362         4,675,774
                                           ===========       ===========

STOCKHOLDERS' EQUITY:
  Capital stock -- Common                   14,974,007        14,502,320
  Retained earnings (deficit)              (10,349,809)      (12,105,063)

                                           -----------       -----------
TOTAL STOCKHOLDERS' EQUITY                   4,624,198         2,397,257
                                           ===========       ===========

                                           -----------       -----------
TOTAL LIABILITIES AND EQUITY                 9,590,560         7,073,031
                                           ===========       ===========


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